UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2010

Scripps Networks Interactive, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (513) 824-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 28, 2010. The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

Description of Matters Submitted	In Favor	Authority Withheld	Broker Non-Votes
1. Election of Directors:
Class A Common Shares:
David A. Galloway	114,572,154	688,378	14,454,292
Dale Pond	113,473,213	1,787,319	14,454,292
Ronald W. Tysoe	108,042,000	7,218,532	14,454,292

Common Voting Shares:
John H. Burlingame	35,745,142	—	473,084
Michael R. Costa	35,745,142	—	473,084
Kenneth W. Lowe	35,745,142	—	473,084
Jarl Mohn	35,745,142	—	473,084
Nicholas B. Paumgarten	35,745,142	—	473,084
Mary M. Peirce	35,745,142	—	473,084
Jeffrey Sagansky	35,745,142	—	473,084
Nackey E. Scagliotti	35,745,142	—	473,084

	For	Against	Broker Non-Votes
2. Approval of Amended and Restated 2008 Long-Term Incentive Plan:
Common Voting Shares	35,745,142	—	473,084

3. Approval of Executive Annual Incentive Plan:
Common Voting Shares	35,745,142	—	473,084

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

	By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Chief Administrative Officer and Chief Financial Officer

Date: May 4, 2010